P.O. NO.:
                                                         DATE:


                             MASTER ORDER AGREEMENT

                                   PAGE 1 OF 3


THIS MASTER ORDER AGREEMENT, TOGETHER WITH PROVISIONS OF EXHIBITS A, B, C, D, AND E ATTACHED HERETO AND INCORPORATED HEREIN, CONSTITUTES THE TERMS AND CONDITIONS GOVERNING THE SALE AND PURCHASE OF ARTICLES BETWEEN LEONARD'S METAL, INC. - ST. CHARLES, MISSOURI, SELLER, AND ROCKWELL INTERNATIONAL CORPORATION, NORTH AMERICAN AIRCRAFT, TULSA FACILITY, BUYER.

1.     THE TERM OF THIS  AGREEMENT  SHALL  COMMENCE  ON  _______   AND EXPIRE ON
       _________, AND MAY BE RENEWED UPON MUTUAL AGREEMENT.

2. DURING THE TERM OF THIS MASTER ORDER AGREEMENT, BUYER MAY PURCHASE FROM SELLER ARTICLES AT THE PRICES SET FORTH AND DESCRIBED IN EXHIBIT "D". THE PURCHASE OF SAID ARTICLES WILL BE BY SEPARATE RELEASING PURCHASE ORDERS AND SHALL INCORPORATE BY REFERENCE THE TERMS AND CONDITIONS OF THIS MASTER ORDER AGREEMENT. SELLER SHALL FURNISH ARTICLES IN THE MANNER, QUANTITIES, AND TIMES SET FORTH IN BUYER'S SEPARATE PURCHASE ORDER(S).

3. AT THE OPTION OF BUYER, SELLER MAY BE REQUESTED TO SHIP CERTAIN ITEMS BY OTHER THAN THE TRANSPORTATION STATED ON THE FACEPLATE.

4. BUYER AND SELLER RECOGNIZE AND AGREE THAT BUYER'S NEEDS MAY FLUCTUATE. SELLER AGREES THAT BUYER HAS MADE NO REPRESENTATION, WARRANTY, GUARANTEE OR COMMITMENT THAT BUYER WILL PURCHASE ANY TOTAL QUANTITY OR MINIMUM QUANTITY OF THE PRODUCTS LISTED.

5. SELLER SHALL MAKE DELIVERIES IN ACCORDANCE WITH THE GUARANTEED LEAD-TIMES SPECIFIED IN EXHIBIT D AND ADHERE TO BUYER'S DELIVERY SCHEDULE FOR EACH RELEASE. SELLER SHALL NOT DELIVER EARLIER THAN CONTRACT SCHEDULE WITHOUT BUYER'S WRITTEN AUTHORIZATION AS AUTHORIZED BY EACH RELEASE OR CHANGE NOTICE.

6. BUYER DIRECTED SCHEDULE CHANGES WHICH EXTEND THE DELIVERY BEYOND AND ARE INITIATED PRIOR TO SELLER'S GUARANTEED LEAD-TIME AS DEFINED BY EXHIBIT `E', 3RD COLUMN, SECOND INCREMENT, SHALL BE IMPLEMENTED BY THE SELLER AT NO ADDITIONAL COST TO THE BUYER. ANY SCHEDULE ADJUSTMENTS TO WORK IN PROCESS SHALL BE SET OUT FOR NEGOTIATION IN ACCORDANCE TO THE CHANGES CLAUSE OF BUYER'S FORM 70-C-33, PARAGRAPH 12.

       BUYER DIRECTED SCHEDULE CHANGES WHICH COMPRESS THE REQUIRED DELIVERY EARLIER THAN THE SELLER'S GUARANTEED LEAD-TIME AS DEFINED BY EXHIBIT `E', 3RD COLUMN, SECOND INCREMENT, SHALL BE SUBJECT TO AN EQUITABLE ADJUSTMENT IN ACCORDANCE WITH THE CHANGES CLAUSE OF BUYER'S FORM 70-C-33, PARAGRAPH 12.

7. ANY PART NUMBER NOT IDENTIFIED ON EXHIBIT `D' OR EXHIBIT `D-1' AND DECLARED BY BUYER AS AN A.O.G./SPARE, SELLER'S UNIT PRICING WILL BE SUBJECT TO NEGOTIATION BASED UPON STANDARD UNIT PRICING, PLUS ANY EXPEDITE AND/OR SMALL QUANTITY SET-UP CHARGE IN ACCORDANCE WITH THE CHANGES CLAUSE OF BUYER'S FORM 70-C-33, PARAGRAPH 12. SAID PART NUMBER, NEGOTIATED PRICES AND LEAD-TIMES SHALL BE ADDED TO EXHIBIT `D-1' AND MADE A PART OF THE MASTER ORDER AGREEMENT. THEREAFTER, ANY PURCHASE ORDER RELEASE TO THE MASTER ORDER AGREEMENT FOR A CONFIGURATION LISTED ON EXHIBIT `D-1' SHALL BE PRICED AT THE PREMIUM PRICE STATED THEREIN.

       FOR ANY PURCHASE ORDER RELEASE OF A GIVEN CONFIGURATION LISTED ON EXHIBIT `D' AND DECLARE BY BUYER AS AN A.O.G/SPARE, SELLER'S UNIT PRICING SHALL BE PRICED IN ACCORDANCE WITH AN EXHIBIT `D' AND ADDITIONAL CONSIDERATION FURTHER DEFINED AS FOLLOWS:

       FOR ANY NEW PURCHASE ORDER RELEASE PURCHASED WITH LESS THAN SELLER'S GUARANTEED LEAD-TIME AS DEFINED BY EXHIBIT `E', 3RD COLUMN, THE SELLER WILL BE ALLOWED ADDITIONAL CONSIDERATION OF 5% TO THE APPLICABLE UNIT PRICE AS DEFINED BY EXHIBIT `D' FOR THE MANUFACTURE AND SPECIAL HANDLING A REQUIRED TO MEET BUYER'S SCHEDULE.

       ANY PURCHASE ORDER RELEASE MARKED AS AN AOG WITH A COMPRESSED DELIVERY SCHEDULE SHALL BE ENTITLED TO ADDITIONAL CONSIDERATION OF 10% TO THE APPLICABLE UNIT PRICE AS DEFINED BY EXHIBIT `D'. "AIRCRAFT-ON-GROUND'
       (AOG) IS DEFINED AS A PART CLASSIFIED AS A HIGH PRIORITY ITEM WITH A BEST EFFORT DELIVERY REQUIREMENT IN ORDER TO RETURN AN AIRCRAFT TO AIRBORNE CAPABILITY. NOTWITHSTANDING THE CONTEXT OF THIS PROVISION, ANY EXTRAORDINARY CHARGES INCLUSIVE OF SET-UP AND OTHER SMALL QUANTITY LOT CHARGES LIMITED TO OUTSIDE PROCESSING SHALL BE SET OUT FOR NEGOTIATION IN ACCORDANCE WITH THE CHANGES CLAUSE OF BUYER'S FORM 70-C-33, PARAGRAPH 12.

8. AUTHORIZED REPRESENTATIVES OF ROCKWELL INTERNATIONAL, OR ITS CUSTOMER SHALL HAVE THE RIGHT TO VISIT THE SELLER'S PLANT DURING THE PERFORMANCE OF THIS CONTRACT FOR THE PURPOSE OF MAKING ANY NECESSARY INSPECTIONS OR OBTAINING ANY REQUIRED INFORMATION. SUCH VISITS SHALL BE COORDINATED WITH THE SELLER TO MINIMIZE INTERFERENCE.

9.     ALL PROCUREMENT OF MATERIAL  AND/OR SPECIAL  PROCESSING MUST BE PURCHASED
       FROM OR ACCOMPLISHED AT A SOURCE LISTED IN THE MOST CURRENT BOEING DOCUMENT D1-4426, AND/OR IDENTIFIED IN THE BOEING COMPANY QUALIFIED PRODUCTS LIST. SELLER SHALL SO CERTIFY BY COMPLETING THE BUYER FURNISHED CERTIFICATE OF CONFORMANCE (REFERENCE FORM 470-B-13-3) ATTACHED TO THE SUBCONTRACT PARTS REVISION AUTHORIZATION TRANSMITTAL (SPRAT) AND RETURN TO THE BUYER WITH SHIPMENT.

10. SUPPLIER MUST MAINTAIN AN APPROVED QUALITY SYSTEM IN ACCORDANCE WITH BUYER'S SPECIFICATION ST0802GT0008.

11. ALL SHIPPING DOCUMENTS AND INVOICES SHALL REFER TO PART NUMBER, MOA NUMBER, PURCHASE ORDER RELEASE NUMBER, ITEM NUMBER AND (WHEN APPLICABLE), TRACEABILITY NUMBER(S). THE CERTIFICATE OF CONFORMANCE (REFERENCE FORM 470-B-13-3) AND A COP OF THE COMPLETED CONFIGURATION CONTROL DOCUMENT, FLYSHEET 9, SHALL BE SUBMITTED AS PART OF THE SHIPPING DOCUMENTS.

12. SUPPLEMENTAL REQUIREMENTS FOR IMPLEMENTATION OF TOTAL QUALITY MANAGEMENT PHILOSOPHIES AND USE OF STATISTICAL PROCESS CONTROL, CODE 30.

       THE SELLER SHALL PROVIDE A PRELIMINARY DETAILED SCHEDULE FOR IMPLEMENTATION OF TOTAL QUALITY MANAGEMENT (TQM) PHILOSOPHIES AND USE OF STATISTICAL PROCESS CONTROL (SPC) TECHNIQUES TO ASSURE CONTINUOUS IMPROVEMENT IN PROCESSES AFFECTING PROCURED ARTICLES AND SERVICES.

       AN EXAMPLE SCHEDULE IMPLEMENTATION PLAN AND GUIDELINES FOR TQM AND SPC ARE DEFINED IN TOTAL QUALITY SYSTEM SPECIFICATION (TQSS) TQ0511-005. BUYER'S APPROVAL OF SELLER IMPLEMENTATION PLAN FOR TQM AND SPC IS REQUIRED.

       THE IMPLEMENTATION PLAN IS ALSO A CONDITION FOR CERTIFICATION TO LEVELS III, IV, AND V, AS SET FORTH BY BUYERS SUPPLIER CERTIFICATION PROGRAM.

       FAILURE TO COMPLY WITH THE SCHEDULE REQUIREMENTS AS DEFINED IN SELLER'S IMPLEMENTATION PLAN MAY BE CAUSE FOR CONTRACTUAL DEFAULT AND/OR CERTIFICATION REVOCATION. CERTIFICATION IS REQUIRED FOR CONTINUED PROCUREMENT ACTIVITY.

       SELLER AND/OR SELLER'S SUPPLIER'S CONTROLLING KEY CHARACTERISTICS SHALL COMPLY WITH SECTION 2 OF SPECIFICATION TQ0511--005.

                        EXHIBIT "A" - TERMS & CONDITIONS
        THIS ORDER IS SUBJECT TO THE FOLLOWING PROVISIONS: (AS OF 4/1/84)
                                (WESTERN REGION)

1. This order constitutes Buyer's offer to purchase the materials, services and articles, all of which are herein called "articles," described elsewhere

2. SHIPPING INSTRUCTIONS: (a) On date of shipment, send original bill of lading, airbill or express receipt reflecting this order number to Buyer's Traffic Department and one copy of Notice of Shipment to Buyer's Purchasing Department. (b) Do no insure or declare value on shipments beyond F.O.B. point. When a shipment is subject to freight rates dependent upon value, annotate the bill of lading, airbill or express receipt to show that the shipment is released at the maximum value which applies to the lowest rate provided in applicable tariffs. If the value of any one shipment exceeds $200,000 notify Buyer's Traffic Department by collect wire in advance of shipment. Consolidate all shipments to be forwarded on one day. (c) Articles furnished in excess of the quantity specified or in excess of any allowable overage will be retained by Buyer at no additional cost, unless Seller notifies Buyer within 45 days after shipment that it desires the return thereof. Seller will reimburse Buyer for the full cost of returning such overshipment or a minimum charge of $50.00 whichever is higher. No notification will be given to Seller of any overshipment unless the value thereof exceeds $150.00. (d) Mail original and two duplicate invoices to Buyer's Accounting Department when articles are shipped. STATE SHIPPING POINT ON ALL INVOICES. Each case or parcel and accompanying packaging list of contents must show Buyer's order number. If no packaging list accompanies the shipment, Buyer's count will be conclusive on Seller.

3. PACKAGING AND EXTRAS: No charges will be allowed for transportation, packaging, packing or returnable containers unless stated in this order. All shipments must be packaged and must conform with Buyer's packaging specification referred to elsewhere in this order, if any, so as to permit efficient handling and to provide protection in shipment, and if tendered to a common carrier. Damage to any articles resulting from improper packaging will be charged to Seller.

4.     SPECIFICATIONS:   All   articles   ordered  to   Government   or  Buyer's
       specifications will comply with such specifications current as of the date of this order unless otherwise specified by Buyer.

5. WARRANTY: Unless otherwise agreed to in writing by the parties, Seller warrants that articles ordered to specifications will conform thereto and to any drawings, samples or other description furnished or adopted by Buyer, or, if not ordered to specifications, will be fit and sufficient for the purpose intended, and that all articles will be merchantable, of good material and workmanship, and free from defect. Such warranties, together with Seller's service warranties and guarantees, if any, shall survive inspection, test, acceptance of, and payment for the articles and shall run to Buyer, its successors, assigns and customers. Except for latent defects, fraud or such gross mistakes of Seller as amount to fraud, notice of any defect or nonconformity must be given by the Buyer to the Seller within one (1) year after delivery, or one (1) year after receipt of satisfactory qualification test reports, if required, hereunder, whichever is later. Buyer may, at its option, either return for credit or refund or require prompt correction or replacement of the defective or nonconforming article or part thereof. Return to Seller of any defective or nonconforming article and delivery to Buyer of any corrected or replaced shall be at Seller's expense. Defective or nonconforming articles shall not be corrected or replaced unless specified on Buyer's written order. Articles required to be corrected or replaced shall be subject to th4e provisions of this clause and the clause hereof entitled "Inspection" in the same manner and to the same extent as articles originally delivered under this order, but only as to the corrected or replaced part or parts thereof.

6. INSPECTION: All articles shall be subject to inspection and test at all times and places, including the period of manufacture, by Buyer and, if this order is placed under a Government contract, the Government. If any inspection or test is made on Seller's premises, Seller, without additional charge, shall provide all reasonable facilities and assistance for the safety and convenience of Buyer and Government inspectors. Such inspections and tests shall be performed in such a manner as not unduly to delay the work. All articles re also subject to final inspection and acceptance at Buyer's plant notwithstanding any payments or other prior inspections. Such final inspection shall be made within a reasonable time after delivery.

7. RELEASE OF NEWS INFORMATION AND ADVERTISING: Seller shall not, without the prior written consent of Buyer: (a) make any news release, public announcement, denial or confirmation of all or any part of the subject matter of this order, or any phase of any program hereunder; or (b) in any manner advertise or publish the fact that Buyer has placed this order.

8. TERMINATION: Buyer shall have the right to terminate this order or any part thereof at any time: (a) Without Cause-- In case of termination by Buyer of all or any part of this order without cause, any termination claim must be submitted to Buyer within sixty (60) days after the effective date of termination. The provisions of this subparagraph shall not limit or affect the right of Buyer to terminate this order for cause and shall not apply to a termination for cause. (b) For Cause-- If Seller fails to make any delivery in accordance with the agreed delivery date or schedule or otherwise fails to observe or comply with any of the other instructions, terms, conditions or warranties applicable to this order or fails to make progress so s to endanger performance of this order or in the event of any proceedings by or against Seller in bankruptcy or insolvency or appointment of a receiver or trustee or an assignment for the benefit of creditors, Buyer may, in addition to any other right or remedy the benefit of creditors, Buyer may, in addition to any other right or remedy provided by this order or by law, terminate all or any part of this order by telegraphic or other written notice to Seller without any liability by Buyer to Seller on account thereof. Buyer may require a financial statement from Seller at any time during the term of this order for the purpose of determining Seller's financial responsibility. In the event of termination for cause. Buyer may produce or purchase or otherwise acquire articles elsewhere on such terms or in such manner as Buyer may deem appropriate and Seller shall be liable to Buyer for any excess cost or other expenses incurred by Buyer.

9. PATENT INDEMNITY: Seller hereby indemnifies Buyer, its successors, assigns, agents customers and users of the articles against loss, damage, or liability, including costs and expenses, including attorney's fees, which may be incurred on account of any suit, claim, judgment or demand involving infringement or alleged infringement of any patent rights in the manufacture, use or disposition of any articles supplied hereunder, provided Buyer shall notify Seller of any suit 8instituted against it and, to the full extent of its ability to do so, shall permit Seller to defend the same to make settlement in respect thereof. Buyer does not grant indemnity to Seller for infringement of any patent, trademark, copyright or data rights.

10. EXCUSABLE DELAYS: Neither party shall be liable for damages for delay in delivery arising out of causes beyond its reasonable control and without its fault or negligence, including, but not limited to, acts of god or of the public enemy, acts of the Government in either its sovereign or contractual capacity, fires, floods, epidemics, quarantine restrictions, strikes, freight embargoes, and unusually severe weather. If the delay is caused by the delay of a subcontractor of Seller and if such delay arises out of causes beyond the reasonable control of both Seller and the subcontractor, and without the fault or negligence of either of them, Seller shall not be liable to Buyer in damages unless the articles or services to be furnished by the subcontractor were obtainable from other sources in sufficient time to permit the Seller to meet the required delivery schedule. Seller will notify Buyer in writing within ten (10) days after the beginning of any such cause.

11. ASSIGNMENT: Neither this order nor any rights or obligations herein may be assigned by Seller nor may Seller subcontract in whole, or substantially in whole, the performance of its duties hereunder without, in either case, Buyer's prior written consent. The terms and conditions of this order shall bind any permitted successors and assigns of Seller. Any consent by Buyer to assignment shall not be deemed to waive Buyer's right to recoupment and / or set off of claims arising out of this or any other transactions with Seller, its divisions, affiliates or subsidiaries, or to settle or adjust matters with Seller without notice to permitted successors and assigns.

12. CHANGES: Buyer may at any time, by a written notice, make changes in the specifications, designs or drawings, samples or other description to which the articles are to conform, methods of shipment and packaging, or place of delivery. If any such change causes an increase or decrease in the cost of, or the time required for, the performance of any part of the work under this order, whether changed or not changed by any such order, an equitable adjustment shall be made in the price or delivery schedule, or both, and this order modified in writing accordingly. Any claim by Seller for an adjustment must be made in writing within thirty (30) days of the receipt of any such notice, provided, however, that Buyer may, in its discretion, receive and act upon any such claim so made at any time prior to final payment under this order. Nothing in this clause shall excuse the Seller from proceeding without delay to perform this order as changed.

13. INFORMATION: (a) Drawings, data, design, inventions, computer software and other technical information supplied by Buyer shall remain Buyer's property and shall be held in confidence by Seller. Such information shall not be reproduced, used or disclosed to others by Seller without Buyer's prior written consent, and shall be returned to Buyer upon completion by Seller of its obligations under this order or upon demand.
       (b) Any information which Seller may disclose to Buyer with respect to the design, manufacture, sale or use of the articles covered by this order shall be deemed to have been disclosed as part of the consideration for this order, and Seller shall not assert any claim against Buyer by reason of Buyer's use thereof.

14. BUYER'S PROPERTY: (a) All property used by Seller in connection with this order which is owned, furnished, charged to or paid for by Buyer including, but not limited to, materials, tools, dies, jigs, molds, patterns, fixtures, equipment, drawings and other technical information, specifications, and any replacement thereof, shall be and remain the property of Buyer subject to removal and inspection by Buyer at any time without cost or expense to Buyer and Buyer shall have free access to Seller's premises for the purpose of inspecting or removing such property. All such property shall be identified and marked as Buyer's property, used only for this order and adequately insured by Seller at its expense for Buyer's protection. Seller shall assume all liability for and maintain and repair such property and return the same to Buyer in its original condition, reasonable wear and tear excepted, and when such property is no longer required hereunder, Seller shall furnish Buyer with a list thereof and shall comply with any Buyer disposition instructions applicable thereto. Buyer shall not be obligated to pay any invoices for tooling until the first article produced therefrom shall have been received and accepted. Notwithstanding the foregoing, upon written notice to Buyer and to the extent such use will not interfere with Seller's performance of this or other orders from Buyer in effect at the time Seller enters into a direct contract with the U. S. Government, Seller shall have the right to use Buyer's property in the manufacture of end items for direct sale to the U. S. Government to the extent the Government has the right under its prime contracts with Buyer to authorize such use by Seller, provided that, to the extent practicable, Seller prominently identifies each such end item as being manufactured by Seller for direct sale to the U. S. Government. (b) Materials, excluding Government Property, furnished by Buyer on other than a charge basis in connection with this order shall be deemed to be held by Seller as bailee thereof. Seller agrees to pay Buyer's replacement cost for all such material spoiled or otherwise not satisfactorily accounted for over and above 2% thereof allowable for scrap loss.

                                                     P.O. NO.:
                                                         DATE:


                                   EXHIBIT "B"

                              ADDITIONAL PROVISIONS

                                   PAGE 1 OF 2


IN ADDITION OF BUYER'S STANDARD PROVISION FORM 70-C-33, THE FOLLOWING FLYSHEETS AND CLAUSE CODES WILL APPLY WHEN IDENTIFIED ON EACH PURCHASE ORDER RELEASE TO THIS MASTER ORDER AGREEMENT.

                  FLYSHEETS                     CLAUSE CODES

                      AA                                 001
                      TU06                               015
                      T-001                              016
                      T-002                              025
                      T-012                              026
                                                         081
                                                         082
                                                         085
                                                         100
                                                         101
                                                         109
                                                         258

01 BASELINE CONFIGURATION SHALL BE CONTROLLED BY THE FLYSHEET 9 AND THE SPRAT (SUBCONTRACTED PARTS - REVISION, AUTHORIZATION, AND TRANSMITTAL), REVISION DATED AS NOTED, WHICH ARE ATTACHED AND MADE A PART HEREOF. ALL SUBSEQUENT CONFIGURATION CHANGES SHALL BE CONTROLLED BY DCT (DESIGN CHANGE TRANSMITTAL) AND/OR CHANGE NOTICE TO THE PURCHASE ORDER.


15 CERTIFIED SPECIAL PROCESS SPECIFICATIONS AND/OR QUALIFIED PRODUCTS LISTED ON THE ATTACHED SPRAT MUST BE ACCOMPLISHED AT, AND/OR PROCURED FROM, A SOURCE CURRENTLY APPROVED BY THE BOEING COMPANY (REF-DI-4426), AND/OR IDENTIFIED IN THE BOEING COMPANY QUALIFIED PRODUCTS LIST. SELLER WILL CERTIFY SAME BY COMPLETING THE BUYER FURNISHED CERTIFICATE OF CONFORMANCE WHEN ATTACHED TO THE SPRAT AND RETURNING TO BUYER WITH SHIPMENT.

16 "EXCEPT AS OTHERWISE APPROVED BY THE BUYER, SHIPMENTS SHALL CONSIST OF FULL DELIVERY INCREMENT QUANTITIES AS IDENTIFIED BY EACH PURCHASE ORDER RELEASE.

25     SELLER TO  FURNISH  BUYER ON THE 1ST OF EACH  MONTH  THREE (3)  COPIES OF
       MILESTONE REPORTS IN CHART FORM DELINEATING SIGNIFICANT EVENTS AND PROGRESS OF SELLER'S TOTAL EFFORT UNDER THIS PURCHASE ORDER. REPORTS MUST INCLUDE, AS A MINIMUM, INFORMATION RELATIVE TO MATERIAL AVAILABILITY, START AND COMPLETION DATES OF FABRICATION, ASSEMBLY, TEST, AND DELIVERY SCHEDULE OF COMPLETED ARTICLE(S). MILESTONES DEPICTING POINTS OF DECISION AND ACTION WHICH MUST B TAKEN BY BUYER MUST ALSO BE INCLUDED.

26 BUYER WILL NOT BE LIABLE FOR WORK SELLER PLACES IN PROCESS IN ADVANCE OF THE QUOTED LEAD-TIME.

81 THIS PURCHASE ORDER IS A RELEASE UNDER THE PROVISIONS OF THE MASTER ORDER AGREEMENT (MOA) REFERENCED ABOVE.

82 ALL SHIPPING DOCUMENTS SHALL BE IDENTIFIED WITH PART NUMBER, MASTER ORDER AGREEMENT NUMBER, PURCHASE ORDER NUMBER (S). A COMPLETED COPY OF THE "CERTIFICATE OF CONFORMANCE" (REF.: FORM 470-B-13-3) AND COMPLETED COPY OF THE "CONFIGURATION CONTROL DOCUMENT" (FLYSHEET 9 OF DCT) SHALL BE SUBMITTED AS PART OF THE SHIPPING DOCUMENT.

85 SELLER SHALL PROVIDE WEEKLY PROGRESS STATUS REPORTS THROUGH FIRST ARTICLE OF ACCEPTANCE. THEREAFTER, SELLER TO FURNISH BUYER ON THE 1ST DAY OF EACH MONTH THREE (3) COPIES OF MILESTONE REPORTS IN CHART FORM DELINEATING SIGNIFICANT EVENTS AND PROGRESS FOR SELLER'S TOTAL EFFORT UNDER THIS PURCHASE ORDER. REPORTS MUST INCLUDE, AS A MINIMUM, INFORMATION RELATIVE TO MATERIAL AVAILABILITY, START AND COMPLETION DATES OF PRIMARY FABRICATION, OPERATIONS, AND DELIVERY SCHEDULE OF COMPLETED ARTICLE(S). MILESTONES DEPICTING POINTS OF DECISION AND ACTION WHICH MUST BE TAKEN BY BUYER MUST ALSO BE INCLUDED.

100 ALL SHIPPING DOCUMENTS SHALL BE IDENTIFIED WITH PART NUMBER, PURCHASE ORDER, ITEM NUMBER AND, WHEN APPLICABLE TRACEABILITY NUMBERS. ALSO, CERTIFICATION OF COMPLIANCE SHALL ACCOMPANY EACH SHIPMENT BU MAKING A
       COPY OF THE LATEST APPLICABLE FLYSHEET 9 OR DCT, COMPLETING THE CONFIGURATION CERTIFICATION SIGN-OFF INFORMATION BLOCK AND ATTACHING IT OT THE SHIPPING DOCUMENT.

101 ALL FORMS/DOCUMENTS REQUIRING SUBMITTAL TO BUYER SHALL BE TYPED OR LEGIBLY HANDWRITTEN USING BLACK INK.

109    ...................SHIPMENT TOLERANCE....................................
       SHIPMENT(S) RECEIVED AND ACCEPTED BY BUYER FOR ANY LINE ITEM ON THIS PURCHASE ORDER THAT MEET(S) THE TOTAL QUANTITY ORDERED INCLUSIVE OF ANY QUANTITY TOLERANCE SET FORTH ON THE FIRST PAGE OF THIS PURCHASE ORDER WILL BE CONSIDERED COMPLETE. ANY SHIPMENTS RECEIVED THEREAFTER WILL BE RETURNED AT THE SELLER'S EXPENSE.

258 SELLER SHALL REQUEST INTERIM SOURCE INSPECTIONS FOR ITEMS THAT THE DRAWING OR CONFIGURATION REQUIRED DIMENSIONAL OR FINISH VERIFICATION PRIOR TO PROCESSING OR ASSEMBLY.

                                                         P.O. NO.:
                                                             DATE:

                                   EXHIBIT "C"

                          QUALITY ASSURANCE PROVISIONS

                                   PAGE 1 OF 1


THE BUYER'S PROCUREMENT QUALITY ASSURANCE CODES SHALL APPLY WHEN IDENTIFIED IN EACH RESPECTIVE PURCHASE ORDER RELEASE AND ARE INCORPORATED HEREIN.

         CODE     2        -       COMPANY SOURCE INSPECTION
                  3        -       RECORDS OF INSPECTIONS AND TESTS
                  5        -       FIRST ARTICLE INSPECTION
                  9        -       PHYSICAL AND CHEMICAL TEST REPORTS
                                   IDENTIFIED TO SPECIFIC LOTS
                  20C      -       ST0802GT0002-SUPPLIER INSPECTION SYSTEM
                  20G      -       ST0802GT0009-SOFTWARE QUALITY ASSURANCE
                                   REQUIREMENTS FOR SUBCONTRACTORS AND
                                   SUPPLIERS
                  30       -       REQUIREMENTS FOR IMPLEMENTATION OF TOTAL
                                   QUALITY MANAGEMENT PHILOSOPHIES AND USE
                                   OF STATISTICAL  PROCESS CONTROL, REF. FORM T
                                   TULQ7-92 REVISION DATED 02-11-93
                  35       -       SUPPLEMENTAL REQUIREMENTS FOR APPROVAL,
                                   CONTROL AND USE OF COMPUTER
                                   SOFTWARE/FIRMWARE

                                                        P.O.:
                                                        DATE:

                                    EXHIBIT F

                              ADDITIONAL PROVISIONS

                              LEONARD'S METAL, INC.

A.        TOOLING

         1. Notwithstanding Provision 14 set forth on Form 70-C-33 and Flysheet AA, Seller agrees to store, in a weather protected area, additional Buyer-furnished tooling for similar parts that may be required to support "AOG", spares and other requirements. Seller shall provide traceability for said tools. Such tooling shall be identified within 60 days of contract award.


         2. Tool proof shall be predicated on first article acceptance. In the event that Buyer's furnished tooling fails to produce an acceptable part, Seller shall immediately notify Buyer. In the event Buyer elects for Seller to rework said tooling a price shall be mutually agreed to between Buyer and Seller in accordance with the changes clause of Buyer's Form 70-C-33, paragraph 12. Conversely, upon completion of first article inspection and acceptance of tooling, Seller agrees to provide normal maintenance and repair at Seller's expense up to a $200.00 cost threshold per tool and incident for the term of this contract. In the event a tool become unserviceable during the performance period of this contract and the replacement or rework value exceeds $200, Buyer and Seller will negotiate a mutually agreed to price in accordance with the changes clause of Buyer's Form 70-C-33, paragraph 12. Notwithstanding the provisions of this paragraph, Seller shall not rework or replace any tools without prior written authorization from Buyer.

B.        PRICING - ADD ON REQUIREMENTS

         1. Seller shall furnish all material supporting production parts. Material shall, when available, be purchased from Buyers residual inventory at the prices as stated against Buyers Manufacturing Order(s). Pricing shall be based on the sizes as shown on each Manufacturing Order and any exceptions shall e stipulated in Seller's proposal. Upon depletion of Buyer's inventory, Seller agrees to make purchase of said material from sources to be identified upon contract award at pre-agreed prices. In either case, for proposal purposes, the specified pricing against said Manufacturing Orders shall remain unchanged. Notwithstanding the contexts of this provision, an equitable adjustment will be made for any deviations on the raw material call-outs between the manufacturing order and as defined by Seller's manufacturing process.

         2. Pricing as shown on Manufacturing Orders represent inventory pricing for material issues from Buyer's inventory. Subsequent to Buyer's inventory depletion, material pricing shall be adjusted to coincide with pricing in effect at Buyer specified sources under pre-negotiated unit pricing.

         3. Seller shall furnish Buyer a material requirement forecast as required at Buyer's request to facilitate Seller in the purchase or material against said pre-negotiated pricing arrangements.

         4. In the event said production rates fall below two shipsets per month or exceeds seven shipsets per month, Buyer and Seller will negotiate a mutually agreed to adjustment in accordance with the changes clause of Buyer's Form 70-C-33, paragraph 12.


         5.    Seller   recognizes   and  agrees  that  Buyer's  first  delivery
               requirements, as specified under the Purchase Order delivery release, may require less than normal lead-time. Seller agrees to provide such articles in time to support Buyer's specified delivery schedules at no increase to the base price for normal lead-time except for extraordinary internal expedite costs, and minimum lot charges, special handling, and expedite charges for outside processing.

C.        PROGRAM SUPPORT

         1.     24 HOUR SUPPORT

                Seller shall provide 24 hour detail parts fabrication support for any emergency requirement identified by Buyer. The names and phone numbers of key personnel who may be contacted twenty-four hours a day, seven days a week and holidays shall be provided to Buyer and maintained by Seller throughout the life of this contract.

         2. Seller further agrees to provide Buyer with adequate facility space for Buyer's resident representatives during the transition and start up of this project. Said representatives are not expected to exceed four individuals, in number, for a period of time, up to six months after receipt of order.


D.       MILESTONE REPORTING

         SELLER SHALL PROVIDE WEEKLY PROGRESS STATUS REPORTS THOUGH FIRST ARTICLE ACCEPTANCE. THEREAFTER, SELLER TO FURNISH BUYER ON THE 1ST DAY OF EACH MONTH THREE (3) COPIES OF MILESTONE REPORTS IN CHART FORM DELINEATING SIGNIFICANT EVENTS AND PROGRESS FOR SELLER'S TOTAL EFFORT UNDER THIS PURCHASE ORDER. REPORTS MUST INCLUDE, AS A MINIMUM, INFORMATION RELATIVE TO MATERIAL AVAILABILITY, START AND COMPLETION DATES OF PRIMARY FABRICATION, OPERATIONS, AND DELIVERY SCHEDULE OF COMPLETED ARTICLE(S). MILESTONES DEPICTING POINTS OF DECISION AND ACTION WHICH MUST BE TAKEN BY BUYER MUST ALSO BE INCLUDED.

E.       EDI SCHEDULING

         1. In addition to the requirements set forth in this proposal, at buyer's option, seller will cooperate with the Buyer to develop the capability to receive Requirements Planning information through the use of Electronic Data Interchange, ANSI AXC X12 formats. Seller will use the requirements planning information to schedule shipments to Rockwell International on an as needed basis and will release parts according to the agreed upon release cycle. Seller will notify buyer of schedule support and shipment of parts using EDI as shipments occur. At buyer's option, bar coding may be used to aid in shipment identification.

F.       PRODUCTION RELEASES

         1. Seller is hereby authorized to manufacture parts 6 months in advance of stipulated purchase order delivery schedules. Notwithstanding the context of this provision, Seller shall inventory said parts and ship in strict compliance to Buyer's purchase order schedules further defined as no less than four shipsets every other month.

                            MASTER ORDER AGREEMENT

This Master Order Agreement, along with the provisions of attachments, exhibits, forms, flysheets, and codes contained in Attachment "L" attached hereto and incorporated herein, constitutes the terms and conditions governing the sale and purchase of specific articles between LEONARD'S METAL, INCORPORATED, SELLER, and ROCKWELL INTERNATIONAL CORPORATION, NORTH AMERICAN AIRCRAFT, TULSA FACILITY, 3330 NORTH MINGO ROAD, TULSA, OKLAHOMA 74116-1211, U.S.A., BUYER, commences on the day that both Buyer and Seller have signed and dated the agreement.

1. During the term of this Master Order Agreement, Buyer may purchase from Seller 250 shipsets of production articles at billing prices set forth and described in Exhibit "A", certain spare parts and/or replacement articles; and other non-recurring products and services at prices set forth in Exhibit "A". The purchase of said articles and authorization to procure long lead materials will be by separate releasing purchase orders and shall incorporate by reference the terms and conditions of this Master Order Agreement.

2. This agreement shall not expire until six months following the delivery of the last anticipated production article, which is identified in Clause 1 above and may be renewed/extended upon mutual agreement.

3. Buyer and Seller recognize and agree that Buyer's needs may fluctuate between 5 and 21 shipsets per month at rate. Seller agrees that Buyer has made no representation, warranty, guarantee or commitment that Buyer will purchase any total quantity or minimum quantity of the products listed. Buyer will not be liable for product Seller places in fabrication and/or assembly in advance of the standard leadtime (as defined by Exhibit "B") other than its long lead materials which have been authorized at that point in time.

4. Seller shall fabricate and deliver those items in accordance with the specifications and schedules included in the releasing purchase orders to standard commercial practices and where applicable other specifications identified within the technical requirements documentation or other attachments which are part of this agreement.

5. Seller shall furnish all material, tooling, and processing required to support production of the parts, except as noted, if any.

      Basic tooling should support at least a 7-shipment-per-month rate. Rate tools "A", if required, should produce an additional 7 shipsets per month; and rate tools "B", if required, should produce an additional 7 shipsets per month, for a total of 21 shipsets per month. Rate tooling "A" and "B" shall be provided by Seller only upon written authorizations from Rockwell.

6. Seller shall develop production plans and schedules for production articles based on Attachment "F", however, firm delivery schedules will be contained in the release purchase order for said production articles. Production plans and schedules will include plans for the incremental purchase of material and the fabrication of specific numbers of production articles in accordance with predetermined lead times ("incremental release schedules"). The anticipated incremental release schedules for long lead material releasing purchase orders are forecasted in Attachment "R". Release of firm delivery schedules will be based on the standard leadtimes of Exhibit "B".

7. From time to time, and as problems arise, Seller shall provide, at no cost to Buyer, timely on-site service at both Buyer's facility and/or Buyer's Customer's facility to participate in joint team studies to effect resolution of Seller's fabricated parts on Buyer's assembly.

8. Buyer-directed schedule decelerations shall be implemented by the Seller at no additional cost to Buyer.

      Buyer-directed schedule accelerations which compress the required delivery earlier than the Seller's standard leadtime as defined by Exhibit "B", second column, shall be subject to an equitable adjustment in accordance with the Changes Clause 12 as stated in Flysheet T-001, "Boeing Commercial Aircraft Special Provisions", Paragraph B.

9. Seller shall provide 24-hour detail parts fabrication support for any emergency requirement identified by Buyer.

10. Seller's pricing for additional non-recurring support, production articles and/or spare parts not identified on Exhibit "A" and declared by Buyer as an AOG/Spare, will be negotiated, based upon similar standard unit pricing/costs, plus any expedite and/or unamortized set-up charges in accordance with the Buyer's Changes Clause 12 as stated in Flysheet T-001, "Boeing Commercial Aircraft Special Provisions", Paragraph B.

11. If at any time after March 31, 2000, the delivery schedule shall increase to eighteen (18) shipsets per month or greater for more than three (3) consecutive months or decrease to five (5) shipsets per month or less for more than three (3) consecutive months, then the shipset average billing price (as shown in Exhibit "A") for those shipsets delivered during the period in which such production cycle occurs will be decreased or increased in accordance with the following, starting with the first month in which such increase or decrease cycle occurs.

      Eighteen (18) per month or greater production rate: Unit price decrease equals two percent (2%) of price shown in Exhibit "A". Five (5) per month or less production rate: Unit price increase equals ten percent (10%) of price shown in Exhibit "A".

12. Price adjustments for non-schedule related issues are subject to the following.

      Substantial Engineering or manufacturing changes:

      If Buyer and Seller mutually agree that there is a substantial change to any production article due in part to a change in manufacturing procedures, manufacturing technology, process specifications, material type or changes pursuant to Clause 18 of this Master Order Agreement titled "Supplements and Modifications", the Buyer and Seller will mutually agree on price adjustment(s) based on the cost detail (proposal) provided by the Seller for the changes to the Statement of Work and or terms and conditions in accordance with the Buyer's Changes Clause 12 as stated in Flysheet T-001, "Boeing Commercial Aircraft Special Provisions", Paragraph B.

      Price adjustments at First Article Inspection at Boeing of Rockwell's first shipset and airplane certification:

      Price adjustment proposals (written) for the above price adjustments much be received within 30 days of the above noted event (Buyer's first article delivery/inspection at Boeing or airplane certification).

      Buyer and Seller shall review the then current statement of work to identify any changes made to the Statement of Work since its inception and price adjustments will be mutually agreed upon as described above in accordance with the Buyer's Changes Clause 12 as stated in Flysheet T-001, "Boeing Commercial Aircraft Special Provisions", Paragraph B.

      Within thirty (30) days after airplane certification, Buyer and Seller shall again review the then current statement of work to identify any changes incorporated since the time of first article inspection and price adjustments will be mutually agreed upon as described above in accordance with the Buyer's Changes Clause 12 as stated in Flysheet T-001, "Boeing Commercial Aircraft Special Provisions", Paragraph B.

      Included in the negotiated price is one-half of one percent (0.5%) for tool maintenance.

      Within sixty days after Seller's delivery of Shipset 125, Buyer and Seller shall review the actual recurring aluminum material escalation experience during the preceding years of this agreement (i.e., for Shipsets 1-125) to determine if the negotiated price (negotiated 19 May 1995) should be adjusted for escalation on Shipsets 126-250. The then current DRIPPI3353NS index will be used as the reference index for the escalation actuals and projections review. Such a review would pertain only to the negotiated baseline for the ALUMINUM SHEET, PLATE, FOIL material recurring price and shall be in accordance with the Buyer's Changes Clause 12 as stated in Flysheet T-001, "Boeing Commercial Aircraft Special Provisions", Paragraph
      B. The aluminum escalation adjustment, if determined to be required shall be applied to Shipsets 126-250 only. Aluminum escalation adjustment shall not be applied to shipsets 1-125. The negotiated baseline aluminum mid-point escalation percentage for the full 250 shipset period of performance was 8% and will be used as reference point for the excalation review between Buyer and Seller.

      The prices set forth in Exhibit "A" shall be adjusted with respect to any change described in Clause 18 of this Master Order Agreement titled "Supplements and Modifications", or as described above which is made after airplane certification, but only if such change satisfies the following criteria:

               NON-RECURRING
               The non-recurring price (either debit or credit) for any change exceeds one-half of one percent (0.5%) of the sum of the then current non-recurring prices set forth in Exhibit "A".

               RECURRING
               The amount resulting from dividing the recurring price (either debit or credit) for any change by the number of shipsets affected by such change exceeds one percent (1%) of the then current shipset billing price set forth in Exhibit "A".

14. Seller shall, subject to the terms of Buyer's "Changes" clause, promptly comply with the provisions of applicable documents identified within and made a part of this Master Order Agreement or referenced within the technical documentation, either as Rockwell or Boeing controlled documents, and any revisions thereto, as each document may be amended from time to time.

15. Seller shall provide weekly progress status reports through first article acceptance. Thereafter, Seller to furnish Buyer on the first day of each month three (3) copies of milestone reports in chart form delineating significant events and progress for Seller's total effort under this purchase order. Reports must include, as a minimum, information relative to material leadtime availability, current material inventory, start and completion dates of primary fabrication, work in process (WIP), operational issues (if any), finished goods inventory, and delivery schedule of completed article(s). Milestones depicting points of decision and action which must be taken by Buyer to insure timely delivery must also be depicted on the reports. The Seller shall depict slipped milestone dates on milestone schedule as slips and a recovery date placed next to the slipped milestone line on the schedule. The Seller shall promptly communicate milestone schedule slips and delays to Buyer, complete with a recovery plan.

16. At Buyer's option, Seller will cooperate with the Buyer to develop the capability to receive contract change notices and other information, such as requirements planning/schedule information through the use of Electronic Data Interchange (EDI), ANSI ASC x12 or UN/EDIFACT formats. Seller will use the schedule/planning information as it would other controlled change documentation, to schedule release of parts according to the agreed terms and conditions of this Master Order agreement. Seller may also be requested to provide to the Buyer the required monthly status information, invoices, and other information as the Buyer and Seller may agree to establish as EDI transactions.

17. At Buyer's option, bar coded information may also be required to aid in part number and/or shipment identification.

18. Supplements and Modifications: Buyer and Seller acknowledge that this Master Order Agreement does not, as of the date hereof, fully and finally determine all of the terms of the rights, obligations and liabilities of Seller and that, notwithstanding the absence of all of such terms, Seller and Rockwell intend to make a contract hereby and intend to be bound by the terms hereof (including those yet to be determined). With respect to such terms which are not yet fully determined, Rockwell shall, from time to time, from and after the execution and delivery of this Master Order Agreement, specify such terms by notice given by Rockwell to Seller pursuant to this Master Order Agreement, and all such terms shall be binding upon Seller. Such specification of terms shall be made by Rockwell in its sole discretion, exercised in good faith and in a commercially reasonable manner. With respect to the commercial reasonableness of any such specific term, Seller acknowledges that the market for the sale of new commercial jet transport is extremely competitive and requires from manufacturers and suppliers the commitment of very substantial resources and may require the expenditure of substantial resources, and will likely require extraordinary effort. Accordingly, any specification of terms hereof by Rockwell, as provided for above, shall not be deemed to be commercially unreasonable solely because such term requires Seller to expend substantial sums or to undertake extraordinary efforts to meet the program requirements specified by Rockwell. By way of example, and not as a limitation of the foregoing, Seller may be required in order to support program requirements to increase its production rate to keep pace with Rockwell's development or production schedule for program airplanes and derivatives as determined by Rockwell from time to time with reference to actual and anticipated market demand for program airplanes and derivatives.

      Without limiting the foregoing, nothing in this Paragraph 18 is intended by the parties to affect the provisions of Clause 12 or 13 of, or any provisions contained in, this Master Order Agreement or the rights or obligations of either party with respect to any adjustment or change to, or the payment of, prices, whether or not arising from the further determination of the terms of this Master Order Agreement or the expenditure of substantial sums or the undertaking of extraordinary efforts by the Seller.

19. Investment Tax Credit and Depreciation: For U.S. Federal income tax purposes, Rockwell's Customer, The Boeing Company, shall be entitled to claim all tax credit and depreciation with respect to all Tooling and other eligible property under this subcontract based on its equitable interest in such property and regardless of the fact that it may not have legal ownership or legal title in the Tooling and other eligible property in which Boeing has an equitable interest.


(SELLER)                                    (BUYER)
LEONARD'S METAL, INC.                       ROCKWELL NTERNATIONAL CORPORATION

NAME:    /s/ Ted Kretschmar                 NAME:    /s/ J.A. Kraster

TITLE:   Program Manager                    TITLE:   Material Advisor

DATE:    September 26, 1995                 DATE:    31 August 1995

LMI PUTS AND TAKES

Rockwell 11/23/96 Position
In response to LMI 11/22/96 Letter

Negotiated Pricing is Based upon Shipset Value of $29,196.40. Using $29,196.40 as a baseline, the pricing to be placed in the Change Notice and shown below {(a), (b), (c), (d)} is adjusted to pay LMI more money earlier in the contract to cover upfront costs.

It is important to note that the total value of $20,735,880.00 remains the same, but the distribution of the dollars is different. In other words, if there were to be negotiations due to a design change the shipset baseline price for #5 is $16,921.04, #6 is $12,275.36, for a total of $29,196.40. Individual part number prices in 9/27/96 price breakdown from the baseline for the individual part numbers.

If no additional changes occurred to the baseline and the follow-on shipsets were awarded to LMI, the baseline value for #6 for Shipset 1001 would be $12,275.38. The baseline value for $5 for Shipset 501 would be $16,921.04.

The reader should not use the prices under (a), (b), (c), (d) to establish the baseline price. These are to accommodate payment terms agreed upon during negotiations.

     Shipset Qty                Per Shipset                     Total
     -----------                -----------                     -----
   (a) #5, 1-250                 18,820.07                   4,705,017.50
   (b) #6, 1-250                 14,212.78                   3,553,195.00
                                 ---------                   ------------
                                 33,032.85                   8,258,212.50

   (c) #5, 251-500               15,022.01                   3,755,502.50
   (d) #6, 251-1000              11,629.55                   8,722,165.00
                                 ---------                   ------------
                                 26,651.56                  12,477,667.50

                                                             8,258,212.50
                                                            12,477,667.50
                                                           $20,735,880.00

   #5,501-1000                   16,921.04                   8,460,520.00

Pkg. #35,
1-1000 Recurring: Unit Prices to be corrected to reflect 9/22/85 negotiation. Then reduce unit price by 1.5% for increased quantities to 1000 ships.

Pkg. #48,
1-1000 Recurring: Reduce unit price by 1.5% for increased quantities to 1000 ships.

                  Non-Recurring: LMI to absorb $3,749.62 claim in 11/22/96 position letter as part of the negotiated settlement.

Rockwell retains the right to withdraw this offer in its entirety if LMI rejects any part of the offer.

Rockwell Position 11/23/96 (Response to LMI Position 11/22/96)

Payment Terms:

         Net 60 days (delete deferred payments from $5, #6, #35, #48)

         In addition to the invoices submitted to Rockwell Accounts Payable, LMI will provide a duplicate copy of invoices to Rockwell buyer to assist in promoting prompt payments and troubleshooting of receiving rejections which cause payment delays.

         A monthly status system of tracking payments will be established immediately to give "early warning" for unpaid invoices. The monthly status log of invoices and payment status will be reviewed by Rockwell and LMI every month. LMI will be responsible for updating status each month and submitting it to Rockwell for review and troubleshooting. The LMI status log will include date of status, invoice numbers, shipper numbers, P.O. number, Line Item Nos., invoice amount, date of invoice, reasons payment delay, actions being taken to resolve payment delay, date paid.

         the details of this log and its management will be worked out separately from these negotiations. The description above is only intended to outline a concept. Rockwell desires to allow invoice management to be part of day-to-day administration and not something that holds up these negotiations from concluding asap.

Finance Charge (4% at the price time):

         LMI to retain 4% finance3 charges monies. LMI exceptions to any of the terms and conditions outlined in this Rockwell offer will cause this allowance to be re-evaluated by Rockwell.

Flysheet Aluminum Escalation

Rockwell/Leonard's Metal Escalation Terms and Conditions

The following summarizes the terms and conditions of the escalation clause agreed upon by Rockwell and Leonard's Metals during the 23 November 1996 negotiations for Packages #5, #6, #48 and #35. Escalation for the first 500 shipsets for all four packages is already incorporated into the baseline pricing and not subject to any additional escalation as provided herein for shipsets 501-1000.

LMI will assume up to 16% escalation increase to baseline aluminum prices negotiated for #5 and #6 on 11/23/96. #48 and #35 aluminum baseline is the 9/22/95 aluminum prices and LMI will absorb up to 16% escalation increase. Any escalation increases above 16% are to be calculated in accordance with this flysheet and are to paid by Rockwell.

Rockwell will pay delta over 16% for the period of performance for #501-#750, #751-#1000.

LMI agrees to notify Rockwell in a timely manner ("timely manner" means "in time to assess if ordering long-lead versus waiting six months before #501 or #751) of any anticipated or potential price increases. This cooperative on-going assessment of pricing will allow both LMI and Rockwell to management escalation so that impacts to the program cost are either eliminated or are at least maintained at affordable prices. LMI is under obligation to provide adequate notification to Rockwell so we can work out a mutually agreeable plan to control increases to the baseline price.

Packages #5 and #6: The baseline for material prices are contained in the individual part prices used by Rockwell to develop the $29,198.40 shipset price for packages #5 and #6. Refer to Flysheet Escalation - Matrix 5/6 for individual baseline material prices.

                   #5                          $16,921.04
                   #6                          $12,275.36
                                               $29,196.40

Packages #35 and #48: The baselines for material prices are contained in the individual part prices negotiated on 22 September 1995. Refer to Flysheet Escalation - Matrix 35 and Flysheet Escalation - Matrix 48 for individual baseline material prices.

Rockwell is not responsible for additional charges for material ordered late by LMI which may cause expediting charges or additional, unplanned charges for escalation.


ADDITIONAL AMENDMENTS TO MASTER ORDER AGREEMENT DATED 3-5-96
(Per discussions with Company)

1.       The following is added to the last two paragraphs of Clause 12:

         "; to be applied on a per tool basis."

2.       First paragraph in Clause 8 is deleted.

3.       The following is added to the beginning of Clause 11:

         "Buyer-directed schedule decelerations or accelerations should be implemented by the Seller at no additional cost to Buyer, except as noted below:" 4. Clause nos. 14, 15, 16, 17, 18 and 18 are renumbered as 13, 14,15,16,17 and 18 respectively.